Exhibit 4.2

SAFENET HOLDING CORPORATION

REGISTRATION RIGHTS AGREEMENT

November 18, 2010

-i-

SAFENET HOLDING CORPORATION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of November 18, 2010, and is between SafeNet Holding Corporation, a Delaware corporation (the “Company”), and Vector Stealth Holdings II, L.L.C., a Delaware limited liability company (“Vector”), and the parties listed on Exhibit A hereto, referred to herein as “Key Holders” and each individually as a “Key Holder”

RECITALS

A.	Vector currently owns substantially all of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

B.	The Company is currently contemplating an initial public offering of shares of its Common Stock pursuant to a Registration Statement on Form S-1 under the Securities Act (as defined below) (the “Initial Public Offering”);

C.	In connection with the Initial Public Offering, the Company desires to grant certain registration rights to Vector and the Key Holders, as set forth herein.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction.

(b) “Commission” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d) “Holder” shall mean any person who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.13 of this Agreement.

(e) “Indemnified Party” shall have the meaning set forth in Section 2.7(c).

(f) “Indemnifying Party” shall have the meaning set forth in Section 2.7(c).

(g) “Prospectus” means the prospectus included in any registration statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such registration statement, and all other material incorporated by reference in such prospectus.

(h) “Registrable Securities” shall mean (i) any shares of Common Stock currently held or hereafter acquired by Vector or the Key Holders, and (ii) any securities that may be issued or distributed be issuable in respect of any Common Stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization, reclassification or similar transaction; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been sold to the public either pursuant to an effective registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly transferred or assigned in accordance with this Agreement.

(i) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(j) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing, duplication, messenger and delivery expenses, escrow fees, fees and disbursements of counsel for the Company and one independent counsel for any Holder who holds at least a majority of the Registrable Securities, independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, blue sky fees and expenses, all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, and all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), but shall not include Selling Expenses.

(k) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(l) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(m) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(o) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

(p) “Shelf Registration Statement” means a registration statement of the Company filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities, as applicable.

(q) “Withdrawn Registration” shall mean a forfeited Requested Registration in accordance with the terms and conditions of Section 2.2(c).

SECTION 2

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) Filing and Initial Effectiveness. No later than (i) the expiration of all lock-up agreements entered into by the Company and certain of its officers and directors in connection with the Initial Public Offering or (ii) one hundred eighty-one (181) days following the effective date of the Initial Public Offering, whichever date is later, the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within ninety (90) days of such filing.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) in order to permit the Prospectus forming a part thereof to be usable by Vector until the date as of which all Registrable Securities of Vector have been resold (such period of effectiveness, the “Shelf Period”). Subject to Section 2.1(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Vector not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Shelf Notice. In the event that Vector notifies the Company in writing that it wishes to sell Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use its reasonable best efforts to permit or facilitate the sale and distribution of all or such portion of Vector’s Registrable Securities as are specified in such notice as expeditiously as reasonably practicable. In addition, within ten (10) calendar days after receipt of such notice, the Company shall deliver a written notice to all other Holders of Registrable Securities, and each Holder shall be entitled to include in such sale up to the number of Registrable Securities then held by each such Holder by written notice to the Company within fifteen (15) calendar days after receipt of such notice from the Company.

(d) Limitations on Shelf Registration. The Company shall not be obligated to effect, or to take any action to effect, any sale of Registrable Securities pursuant to this Section 2.1:

(i) If the aggregate number of Registrable Securities proposed to be sold by the Holders at any one time pursuant to the Shelf Registration Statement will not exceed five percent (5%) of the then-outstanding Common Stock of the Company; or

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.2 Requested Registration.

(a) Request for Registration.

(i) If, commencing one hundred eighty (180) days following the effective date of the Initial Public Offering, there is no currently effective Shelf Registration Statement on file with the Commission, Vector may make a written request to the Company for registration of Registrable Securities held by it (a “Requested Registration”). Each such request for a Requested Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(ii) The Company shall promptly give written notice of the Requested Registration to all other Holders and as soon as practicable (but in any event within thirty (30) days of a request for a Requested Registration) shall file a registration statement relating to such Requested Registration (a “Requested Registration Statement”), and use its reasonable best efforts to effect such registration and to keep such Requested Registration Statement continuously effective under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution as expeditiously as reasonably practicable of all or such portion of Vector’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any sale of Registrable Securities pursuant to this Section 2.2:

(i) If the aggregate number of Registrable Securities proposed to be sold by the Holders at any one time pursuant to the Requested Registration Statement will not exceed five percent (5%) of the then-outstanding Common Stock of the Company;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) After the Company has initiated two (2) Requested Registrations pursuant to this Section 2.2 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations); or

(iv) Within one hundred eighty (180) days after the effective date of a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to such offering have terminated, such stand-off period not to exceed ninety (90) days from such date of effectiveness); provided that the Company shall not be entitled to preempt a Requested Registration pursuant to this Section 2.2(b)(iv) more than once in any 12-month period.

(c) Withdrawal. Vector may withdraw a Requested Registration at any time prior to the effectiveness of the applicable Requested Registration Statement. Upon receipt of notice to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Requested Registration Statement and such registration nonetheless shall be deemed a Requested Registration for purposes of Section 2.2(a) unless (i) Vector shall have paid or reimbursed the Company for all of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following notice from the Company that the registration would require the Company to make an Adverse Disclosure.

2.3 Additional Provisions Applicable to Sales Pursuant to Shelf Registration Statement and Requested Registration Statements.

(a) Suspension of Registration. If the filing, initial effectiveness or continued use of a Shelf Registration Statement or a Requested Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least ten (10) days’ prior written notice of such action to all Holders requesting the sale of Registrable Securities thereunder, delay the filing or initial effectiveness of, or suspend the use of, such Registration Statement (a “Suspension”); provided that the Company shall not be permitted to exercise a Suspension (i) more than two times during any 12-month period, or (ii) for a period exceeding ninety (90) days in any 12-month period. In the case of a Suspension, each such Holder agrees to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, promptly upon receipt of the notice referred to above. The Company shall promptly notify each such Holder upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to each such Holder such numbers of copies of the Prospectus as so amended or supplemented as such Holder may reasonably request.

(b) Other Shares. The Shelf Registration Statement or a Requested Registration Statement may include securities of the Company being sold for the account of the Company.

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(c) Underwriting.

(i) If Vector intends to sell Registrable Securities pursuant to the Shelf Registration Statement or a Requested Registration Statement by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1(c) or Section 2.2(a) and the Company shall include such information in the written notice given to the other Holders. Vector shall, on behalf of all such Holders (and also the Company if the Company shall request inclusion of its securities in any such registration), offer to include their securities in the underwriting and such offer shall be conditioned upon their acceptance of the further applicable provisions of this Section 2.3(c). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by Vector, which underwriters are reasonably acceptable to the Company.

(ii) The price, underwriting discount and other financial terms for any underwritten offering of Registrable Securities pursuant to Section 2.1 or Section 2.2 shall be determined by Vector and each of the other Holders may withdraw their request to participate in such registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

(iii) If a person who has requested inclusion in the Shelf Registration Statement or a Requested Registration Statement as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from Vector or the managing underwriter, but any Registrable Securities so excluded shall not be withdrawn from registration. If shares are so excluded and if the number of shares to be included in such registration are reduced as a result of marketing factors pursuant to Section 2.3(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among such Holders requesting additional inclusion, as set forth in Section 2.3(d).

(d) Priority of Securities Sold. Notwithstanding any other provision of this Section 2.3, if the managing underwriters advise Vector in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities then held by each such Holder and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

2.4 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.2, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.4(b) below, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting.

(i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.4(a)(i)2.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii) If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter, but any Registrable Securities so excluded shall not be withdrawn from registration. If shares are so excluded and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.4(c), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth in Section 2.4(c).

(c) Priority of Securities Sold. Notwithstanding any other provision of this Section 2.4, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities then held by such Holders.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(e) No Effect on Shelf or Requested Registrations. No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 and 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration effected pursuant to Section 2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations effected pursuant to Section 2.1 or Section 2.2 shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any Requested Registration proceeding begun, the request of which has been subsequently withdrawn by Vector, unless Vector agrees to forfeit its right to one (1) Requested Registration pursuant to Section 2.2.

2.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

(a) Keep such registration effective for a period of ending at such time as all Registrable Securities held by Vector shall have been resold;

(b) Prepare the required registration statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or Prospectus, or any amendments or supplements thereto, (i) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (ii) except in the case of a registration under Section 2.4, not file any registration statement or Prospectus or amendments or supplements thereto to which Vector or the underwriters, if any, shall reasonably object;

(c) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.1 or 2.2, (i) file a new automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(d) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be (i) reasonably requested by Vector, except in the case of a registration under Section 2.4, or (ii) necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(e) Furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(f) Furnish without charge such number of Prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(g) On or prior to the date on which the applicable Registration Statement is declared effective, register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then so subject;

(h) Except in the case of a registration under Section 2.4, notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (ii) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) Promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(j) Prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(k) Promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and Vector agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(l) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.1 or 2.2 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(m) Cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold which are in a form eligible for deposit with The Depository Trust Company and which do not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

(n) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(o) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(p) In connection with any underwritten offering, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that (i) such underwriting agreement contains reasonable and customary provisions, (ii) each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, (iii) each Holder’s indemnification and contribution obligations shall be several and not joint, and (iv) the aggregate amount of the liability of each Holder shall not exceed such Holder’s net proceeds from such underwritten offering;

(q) Obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(r) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or Section 2.2, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(s) Cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(t) Comply with all applicable securities laws and make available to its security Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(u) Except in the case of a registration under Section 2.4, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by Vector, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Vector or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.6(u) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such person has knowledge, (y) such information is or becomes available to such person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such person; and

(v) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or Section 2.2, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

2.7 Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, stockholders, members and general or limited partners, each person controlling such persons within the meaning of Section 15 of the Securities Act, each Holder’s legal counsel and accountants, each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against any and all expenses, claims, losses, damages and liabilities, joint or several, or actions, proceedings or settlements in respect thereof (each, a “Loss” and collectively “Losses”) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any final, preliminary or summary Prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance any registration statement, any Prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such indemnified person and stated to be specifically for use therein; and provided, however, that the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such the Company (which consent shall not be unreasonably withheld) unless such settlement (i) includes an unconditional release of the Company from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder.

(b) To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, stockholders, members and general or limited partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) unless such settlement (i) includes an unconditional release of such Holder from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of Such Holder; and provided, however, that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the Transfer of such securities by such Holder.

(c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.7(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in this agreement shall control.

2.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.9 Delay of Registration. Other than as set forth in this Section 2, no Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10 Limitations on Subsequent Registration Rights. The Company is not currently a party to, and from and after the date of this Agreement the Company shall not, without the prior written consent of Vector, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on parity with or senior to, or inconsistent with, the registration rights granted to Vector hereunder.

2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the Initial Public Offering; and

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

2.12 Termination of Registration Rights. The right of each Holder to request registration or inclusion in any registration pursuant to Section 2 shall terminate on such date, on or after the effective date of the Initial Public Offering, on which (i) all shares of Registrable Securities beneficially owned by such Holder (together with its affiliates) constitute less than five percent (5%) of the then-outstanding Common Stock of the Company and (ii) such Registrable Securities may immediately be resold by such Holder under Rule 144 during any ninety (90) day period without any volume limitation or other restrictions on transfer thereunder.

2.13 Transfer or Assignment of Registration Rights. The rights of Vector (but not any Key Holder) to cause the Company to register its Registrable Securities pursuant to this Section 2 may be transferred or assigned without the consent of the Company to any transferee that (i) together with its affiliates, will beneficially own, after giving effect to such transfer or assignment, more than one percent (1%) of the then-outstanding Common Stock of the Company and (ii) has delivered to the Company in advance a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities shall remain subject to all of the provisions of this Agreement applicable to such Registrable Securities prior to such transfer or assignment. A transferee to whom rights are transferred pursuant to this Section 2.13 may not again transfer such rights to any person, other than as provided in this Section 2.13.

SECTION 3

MISCELLANEOUS

3.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) Vector, for so long as Vector retains right to register any Registrable Securities pursuant to the terms of this Agreement; provided, however, that, if any amendment, waiver, discharge or termination operates in a manner that adversely affects the Key Holders in a disproportionate manner from Vector, the consent of the holders of a majority of Registrable Securities held by the Key Holders shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Key Holder and each future holder of all such securities of Key Holder. Each Key Holder acknowledges that, by the operation of this paragraph, Vector and the holders of a majority of Registrable Securities held by the Key Holders will have the right and power to diminish or eliminate all rights of such Key Holder under this Agreement.

3.2 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the parties at the following addresses (or at such other address for such party as shall be specified by like notice):

if to Vector, to:

Vector Stealth Holdings II, L.L.C.

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

Attention: David Baylor

Telephone: 415-293-5000

Fax: 415-293-5100

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

525 Market Street, Suite 1500

San Francisco, CA 94105

Attention: Michael J. Kennedy, Esq.

Steve L. Camahort, Esq.

Telephone: 415-616-1100 Fax: 415-616-1199; or

if to the Company:

SafeNet Holding Corporation

4690 Millennium Drive

Belcamp, MD 21017

Attention: Kenneth M. Siegel, Esq.

Telephone: 410-931-7500

Fax: 410-931-7524

with a copy (which shall not constitute notice) to:

David J. Segre, Esq.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one (1) business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or (5) five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by a Key Holder without the prior written consent of the Company. Any attempt by a Key Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.11 Jurisdiction; Venue. EACH OF THE PARTIES HERETO HEREBY SUBMITS AND CONSENTS IRREVOCABLY TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO AGREES THAT THE JURISDICTION OVER THE PERSON OF SUCH PARTIES AND THE SUBJECT MATTER OF SUCH DISPUTE SHALL BE EFFECTED BY THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION IN THE MANNER PROVIDED FOR IN SECTION 3.2 OR IN SUCH OTHER MANNER AS MAY BE LAWFUL, AND THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID AND SUFFICIENT SERVICE OF PROCESS.

3.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

3.14 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.15 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

VECTOR STEALTH HOLDINGS II, L.L.C.

A Delaware limited liability company

By:	Vector SA Holdings, L.L.C., its Managing Member

By:	Vector Capital Partners III, L.L.C., its Managing Member

By:	/s/ Alexander Slusky
Name:	Alexander Slusky
Title:	Managing Member

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

SAFENET HOLDING CORPORATION

a Delaware corporation

By:	/s/ Mark Floyd
Name:	Mark Floyd
Title:	CEO

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

KEY HOLDER

Signed:	/s/ Chris Fedde
Name:	Chris Fedde

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

KEY HOLDER

Signed:	/s/ Mark Floyd
Name:	Mark Floyd

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

KEY HOLDER

Signed:	/s/ Charles Neral
Name:	Charles Neral

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

KEY HOLDER

Signed:	/s/ Prakash Panjwani
Name:	Prakash Panjwani

(Signature page to the Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

KEY HOLDER

Signed:	/s/ Philip Saunders
Name:	Philip Saunders

(Signature page to the Registration Rights Agreement)

Exhibit A

Schedule of Key Holders

Chris Fedde

Mark Floyd

Charles Neral

Prakash Panjwani

Phil Saunders

(Signature page to the Registration Rights Agreement)